Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 35% TO $17.43 BILLION;

KINDLE DEVICE SALES NEARLY TRIPLE DURING THE HOLIDAYS

SEATTLE—(BUSINESS WIRE)—January 31, 2012—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2011.

Operating cash flow increased 12% to $3.90 billion for the trailing twelve months, compared with $3.50 billion for the trailing twelve months ended December 31, 2010. Free cash flow decreased 17% to $2.09 billion for the trailing twelve months, compared with $2.52 billion for the trailing twelve months ended December 31, 2010.

Common shares outstanding plus shares underlying stock-based awards totaled 468 million on December 31, 2011, compared with 465 million a year ago.

Net sales increased 35% to $17.43 billion in the fourth quarter, compared with $12.95 billion in fourth quarter 2010. Excluding the $101 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 34% compared with fourth quarter 2010.

Operating income was $260 million in the fourth quarter, compared with $474 million in fourth quarter 2010. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $5 million.

Net income decreased 58% to $177 million in the fourth quarter, or $0.38 per diluted share, compared with net income of $416 million, or $0.91 per diluted share, in fourth quarter 2010.

“We are grateful to the millions of customers who purchased the Kindle Fire and Kindle e-reader devices this holiday season, making Kindle our bestselling product across both the U.S. and Europe,” said Jeff Bezos, founder and CEO of Amazon.com. “Our millions of third-party sellers had a tremendous holiday season with 65% unit growth and now represent 36% of total units sold.”

Full Year 2011

Net sales increased 41% to $48.08 billion, compared with $34.20 billion in 2010. Excluding the $1.09 billion favorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales would have grown 37% compared with 2010.

Operating income decreased 39% to $862 million, compared with $1.41 billion in 2010. The favorable impact from year-over-year changes in foreign exchange rates throughout the year on operating income was $53 million.

Net income decreased 45% to $631 million in 2011, or $1.37 per diluted share, compared with net income of $1.15 billion, or $2.53 per diluted share, in 2010.

Highlights

•	During the nine-week holiday period ending December 31, 2011, Kindle unit sales, including both the Kindle Fire and e-reader devices, increased 177% over the same period last year.

•	Kindle Fire is the #1 bestselling, most gifted, and most wished for product across the millions of items available on Amazon.com since its introduction 17 weeks ago.

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Amazon launched Kindle Stores at Amazon.it and Amazon.es. Kindle moved to the top of the bestseller list on launch day in both countries and held the top spot this holiday season. The new Kindle was also the bestselling product on Amazon.co.uk, Amazon.de and Amazon.fr.

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Amazon.com announced the Kindle Owners’ Lending Library, a benefit of Prime membership that offers over 80,000 books to borrow for free – including over 100 current and former New York Times bestsellers – as frequently as a book a month, with no due dates.

•

Kindle Direct Publishing (KDP) announced KDP Select, an annual fund of at least $6 million dedicated to independent authors and publishers who participate in the Kindle Owners’ Lending Library. In December alone, customers borrowed 295,000 KDP Select titles, and KDP Select has helped grow the total library selection of books by over 16X.

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Amazon continued to expand its catalog of title offerings for Prime Instant Video, announcing licensing agreements with Twentieth Century Fox Television Distribution, which added the popular FOX and FX television shows Glee and Sons of Anarchy, and Disney-ABC Television, which added popular television shows including Lost and Grey’s Anatomy. These deals bring the total number of Prime Instant Videos to more than 13,000 movies and TV shows from partners such as CBS, Fox, NBCUniversal, Sony, Warner Bros., PBS, ABC-Disney and many more.

•

The number of videos purchased or rented from Amazon Instant Video and the number of Amazon Instant Video customers both more than doubled year-over-year in the fourth quarter. In addition, the number of Prime Instant Video streams increased nearly 300% in the fourth quarter compared to the third quarter.

•

Amazon Appstore for Android customers nearly tripled in the fourth quarter compared to the third quarter. In addition, customers downloaded more apps from the Amazon Appstore during the fourth quarter than they had during all previous quarters combined.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $9.90 billion, up 37% from fourth quarter 2010.

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International segment sales, representing the Company’s U.K., German, Japanese, French, Chinese, Italian and Spanish sites, were $7.53 billion, up 31% from fourth quarter 2010. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 29%.

•	Worldwide Media sales grew 15% to $6.01 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 14%.

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Worldwide Electronics and Other General Merchandise sales grew 48% to $10.91 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 47%.

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Amazon Web Services (AWS) announced the launch of its new South America (Sao Paulo) Region and U.S. West (Oregon) Region, bringing the total to eight geographic regions worldwide to which the company has deployed its global cloud computing services.

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AWS announced the launch of Amazon DynamoDB, a fully managed NoSQL database service that provides extremely fast and predictable performance with seamless scalability. With a few clicks in the AWS Management Console, customers can launch a new Amazon DynamoDB database table, scale up or down their request capacity for the table without downtime or performance degradation, and gain visibility into resource utilization and performance metrics.

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AWS announced that customers can now run their Microsoft Windows Server applications within the AWS Free Usage Tier – a program designed to help new AWS customers get started in the cloud. Developers and businesses with Windows Server applications can take advantage of 750 hours of Amazon Elastic Compute Cloud (Amazon EC2) Micro Instance usage per month, at no charge for a one-year period.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of January 31, 2012. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

First Quarter 2012 Guidance

•	Net sales are expected to be between $12.0 billion and $13.4 billion, or to grow between 22% and 36% compared with first quarter 2011.

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•	Operating income (loss) is expected to be between $(200) million and $100 million, or between 162% decline and 69% decline compared with first quarter 2011.

•

This guidance includes approximately $200 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. The new latest generation Kindle is the lightest, most compact Kindle ever and features the same 6-inch, most advanced electronic ink display that reads like real paper even in bright sunlight. Kindle Touch is a new addition to the Kindle family with an easy-to-use touch screen that makes it easier than ever to turn pages, search, shop, and take notes – still with all the benefits of the most advanced electronic ink display. Kindle Touch 3G is the top of the line e-reader and offers the same new design and features of Kindle Touch, with the unparalleled added convenience of free 3G. Kindle Fire is the Kindle for movies, TV shows, music, books, magazines, apps, games and web browsing with all the content, free storage in the Amazon Cloud, Whispersync, Amazon Silk (Amazon’s new revolutionary cloud-accelerated web browser), vibrant color touch screen, and powerful dual-core processor.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, and www.amazon.es. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

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Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,823	$1,539	$3,777	$3,444

OPERATING ACTIVITIES:
Net income	177	416	631	1,152
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	359	170	1,083	568
Stock-based compensation	159	120	557	424
Other operating expense (income), net	43	29	154	106
Losses (gains) on sales of marketable securities, net	—	—	(4)	(2)
Other expense (income), net	(16)	(17)	(56)	(79)
Deferred income taxes	67	48	136	4
Excess tax benefits from stock-based compensation	(1)	(23)	(62)	(259)
Changes in operating assets and liabilities:
Inventories	(1,260)	(693)	(1,777)	(1,019)
Accounts receivable, net and other	(1,077)	(531)	(866)	(295)
Accounts payable	4,684	3,442	2,997	2,373
Accrued expenses and other	1,076	596	1,067	740
Additions to unearned revenue	358	186	1,064	687
Amortization of previously unearned revenue	(300)	(263)	(1,021)	(905)

Net cash provided by (used in) operating activities	4,269	3,480	3,903	3,495

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(550)	(328)	(1,811)	(979)
Acquisitions, net of cash acquired, and other	(49)	(271)	(705)	(352)
Sales and maturities of marketable securities and other investments	912	1,112	6,843	4,250
Purchases of marketable securities and other investments	(1,782)	(1,728)	(6,257)	(6,279)

Net cash provided by (used in) investing activities	(1,469)	(1,215)	(1,930)	(3,360)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	1	23	62	259
Common stock repurchased	(277)	—	(277)	—
Proceeds from long-term debt and other	47	43	177	143
Repayments of long-term debt, capital lease, and finance lease obligations	(104)	(100)	(444)	(221)

Net cash provided by (used in) financing activities	(333)	(34)	(482)	181
Foreign-currency effect on cash and cash equivalents	(21)	7	1	17

Net increase (decrease) in cash and cash equivalents	2,446	2,238	1,492	333

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,269	$3,777	$5,269	$3,777

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long term debt	$4	$3	$14	$11
Cash paid for income taxes (net of refunds)	15	13	33	75
Fixed assets acquired under capital leases	187	122	753	405
Fixed assets acquired under build-to-suit leases	39	14	259	172

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Product sales	$15,309	$11,729	$42,000	$30,792
Services sales	2,122	1,219	6,077	3,412

Net sales	17,431	12,948	48,077	34,204
Operating expenses (1):
Cost of sales	13,830	10,317	37,288	26,561
Fulfillment	1,659	1,090	4,576	2,898
Marketing	593	376	1,630	1,029
Technology and content	862	519	2,909	1,734
General and administrative	184	143	658	470
Other operating expense (income), net	43	29	154	106

Total operating expenses	17,171	12,474	47,215	32,798

Income from operations	260	474	862	1,406
Interest income	14	14	61	51
Interest expense	(20)	(11)	(65)	(39)
Other income (expense), net	19	29	76	79

Total non-operating income (expense)	13	32	72	91

Income before income taxes	273	506	934	1,497
Provision for income taxes	(86)	(84)	(291)	(352)
Equity-method investment activity, net of tax	(10)	(6)	(12)	7

Net income	$177	$416	$631	$1,152

Basic earnings per share	$0.39	$0.93	$1.39	$2.58

Diluted earnings per share	$0.38	$0.91	$1.37	$2.53

Weighted average shares used in computation of earnings per share:
Basic	455	450	453	447

Diluted	462	458	461	456

(1) Includes stock-based compensation as follows:

Fulfillment	$42	$25	$133	$90
Marketing	12	7	39	27
Technology and content	80	63	292	223
General and administrative	25	24	93	84

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011		2010	2011	2010
North America
Net sales	$9,902		$7,211	$26,705	$18,707
Segment operating expenses (1)	9,617		6,916	25,772	17,752

Segment operating income	$285		$295	$933	$955

International
Net sales	$7,529		$5,737	$21,372	$15,497
Segment operating expenses (1)	7,352		5,410	20,732	14,516

Segment operating income	$177		$327	$640	$981

Consolidated
Net sales	$17,431		$12,948	$48,077	$34,204
Segment operating expenses	16,969		12,326	46,504	32,268

Segment operating income	462		622	1,573	1,936
Stock-based compensation	(159)		(119)	(557)	(424)
Other operating income (expense), net	(43)		(29)	(154)	(106)

Income from operations	260		474	862	1,406
Total non-operating income (expense)	13		32	72	91
Provision for income taxes	(86)		(84)	(291)	(352)
Equity-method investment activity, net of tax	(10)		(6)	(12)	7

Net income	$177		$416	$631	$1,152

Segment Highlights:
Y/Y net sales growth:
North America	37%		45%	43%	46%
International	31		26	38	33
Consolidated	35		36	41	40
Y/Y segment operating income growth (decline):
North America	(4	) %	6%	(2)%	35%
International	(46)		3	(35)	14
Consolidated	(26)		4	(19)	23
Net sales mix:
North America	57%		56%	56%	55%
International	43		44	44	45

	100%		100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and "Other operating expense (income), net," which are not allocated to segments

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
North America
Media	$2,562	$2,370	$7,959	$6,881
Electronics and other general merchandise	6,881	4,558	17,315	10,998
Other (1)	459	283	1,431	828

Total North America	$9,902	$7,211	$26,705	$18,707

International
Media	$3,447	$2,865	$9,820	$8,007
Electronics and other general merchandise	4,032	2,834	11,397	7,365
Other (1)	50	38	155	125

Total International	$7,529	$5,737	$21,372	$15,497

Consolidated
Media	$6,009	$5,235	$17,779	$14,888
Electronics and other general merchandise	10,913	7,392	28,712	18,363
Other (1)	509	321	1,586	953

Total Consolidated	$17,431	$12,948	$48,077	$34,204

Y/Y Net Sales Growth:
North America:
Media	8%	13%	16%	15%
Electronics and other general merchandise	51	71	57	74
Other	62	45	73	50
Total North America	37	45	43	46
International:
Media	20%	11%	23%	18%
Electronics and other general merchandise	42	46	55	54
Other	32	6	24	22
Total International	31	26	38	33
Consolidated:
Media	15%	12%	19%	17%
Electronics and other general merchandise	48	60	56	66
Other	58	39	66	46
Total Consolidated	35	36	41	40
Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	18%	13%	16%	18%
Electronics and other general merchandise	41	50	47	57
Other	31	10	18	24
Total International	29	29	31	34
Consolidated:
Media	14%	13%	16%	16%
Electronics and other general merchandise	47	62	53	67
Other	58	40	66	46
Total Consolidated	34	37	37	40
Consolidated Net Sales Mix:
Media	34%	40%	37%	43%
Electronics and other general merchandise	63	57	60	54
Other	3	3	3	3

	100%	100%	100%	100%

(1)	Includes non-retail activities, such as AWS, miscellaneous marketing and promotional agreements, other seller sites, and co-branded credit card agreements

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,269	$3,777
Marketable securities	4,307	4,985
Inventories	4,992	3,202
Accounts receivable, net and other	2,571	1,587
Deferred tax assets	351	196

Total current assets	17,490	13,747
Fixed assets, net	4,417	2,414
Deferred tax assets	28	22
Goodwill	1,955	1,349
Other assets	1,388	1,265

Total assets	$25,278	$18,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,145	$8,051
Accrued expenses and other	3,751	2,321

Total current liabilities	14,896	10,372
Long-term liabilities	2,625	1,561
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 473 and 468
Outstanding shares — 455 and 451	5	5
Treasury stock, at cost	(877)	(600)
Additional paid-in capital	6,990	6,325
Accumulated other comprehensive loss	(316)	(190)
Retained earnings	1,955	1,324

Total stockholders’ equity	7,757	6,864

Total liabilities and stockholders’ equity	$25,278	$18,797

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

						Y/Y % Change
	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,495	$3,033	$3,205	$3,114	$3,903	12%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$979	$1,138	$1,374	$1,589	$1,811	85%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$2,516	$1,895	$1,831	$1,525	$2,092	(17%)
Free cash flow — TTM Y/Y growth	(14%)	(18%)	(8%)	(17%)	(17%)	N/A
Invested capital (1)	$7,380	$7,931	$8,551	$9,147	$9,680	31%
Return on invested capital (2)	34%	24%	21%	17%	22%	N/A
Common shares and stock-based awards outstanding	465	466	468	469	468	1%
Common shares outstanding	451	452	454	455	455	1%
Stock-based awards outstanding	15	14	15	14	14	(7%)
Stock-based awards outstanding — % of common shares outstanding	3.2%	3.1%	3.2%	3.2%	3.0%	N/A

Results of Operations
Worldwide (WW) net sales	$12,948	$9,857	$9,913	$10,876	$17,431	35%
WW net sales — Y/Y growth, excluding F/X	37%	36%	44%	39%	34%	N/A
WW net sales — TTM	$34,204	$36,931	$40,278	$43,594	$48,077	41%
WW net sales — TTM Y/Y growth, excluding F/X	40%	39%	39%	39%	37%	N/A

Operating income	$474	$322	$201	$79	$260	(45%)
Operating income — Y/Y growth, excluding F/X	3%	(20)%	(36%)	(77%)	(48%)	N/A
Operating margin — % of WW net sales	3.7%	3.3%	2.0%	0.7%	1.5%	N/A
Operating income — TTM	$1,406	$1,334	$1,265	$1,076	$862	(39%)
Operating income — TTM Y/Y growth, excluding F/X	27%	7%	(7)%	(25%)	(44%)	N/A
Operating margin — TTM % of WW net sales	4.1%	3.6%	3.1%	2.5%	1.8%	N/A

Net income	$416	$201	$191	$63	$177	(58%)
Net income per diluted share	$0.91	$0.44	$0.41	$0.14	$0.38	(58%)
Net income — TTM	$1,152	$1,054	$1,038	$871	$631	(45%)
Net income per diluted share — TTM	$2.53	$2.30	$2.26	$1.89	$1.37	(46%)

Segments
North America Segment:
Net sales	$7,211	$5,465	$5,406	$5,932	$9,902	37%
Net sales — Y/Y growth, excluding F/X	45%	45%	50%	44%	37%	N/A
Net sales — TTM	$18,707	$20,392	$22,208	$24,014	$26,705	43%
Operating income	$295	$290	$214	$144	$285	(4%)
Operating margin — % of North America net sales	4.1%	5.3%	4.0%	2.4%	2.9%	N/A
Operating income — TTM	$955	$972	$986	$943	$933	(2%)
Operating income — TTM Y/Y growth, excluding F/X	35%	17%	9%	1%	(2%)	N/A
Operating margin — TTM % of North America net sales	5.1%	4.8%	4.4%	3.9%	3.5%	N/A

International Segment:
Net sales	$5,737	$4,392	$4,507	$4,944	$7,529	31%
Net sales — Y/Y growth, excluding F/X	29%	27%	36%	33%	29%	N/A
Net sales — TTM	$15,497	$16,539	$18,070	$19,580	$21,372	38%
Net sales — TTM % of WW net sales	45%	45%	45%	45%	44%	N/A
Operating income	$327	$175	$172	$116	$177	(46%)
Operating margin — % of International net sales	5.7%	4.0%	3.8%	2.4%	2.4%	N/A
Operating income — TTM	$981	$922	$888	$790	$640	(35%)
Operating income — TTM Y/Y growth, excluding F/X	20%	4%	(7%)	(23%)	(41%)	N/A
Operating margin — TTM % of International net sales	6.3%	5.6%	4.9%	4.0%	3.0%	N/A

Consolidated Segments:
Operating expenses (3)	$12,326	$9,392	$9,527	$10,616	$16,969	38%
Operating expenses — TTM (3)	$32,268	$35,037	$38,404	$41,860	$46,504	44%
Operating income	$622	$465	$386	$260	$462	(26%)
Operating margin — % of Consolidated sales	4.8%	4.7%	3.9%	2.4%	2.7%	N/A
Operating income — TTM	$1,936	$1,894	$1,874	$1,734	$1,573	(19%)
Operating income — TTM Y/Y growth, excluding F/X	25%	10%	1%	(11%)	(21%)	N/A
Operating margin — TTM % of Consolidated net sales	5.7%	5.1%	4.7%	4.0%	3.3%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

						Y/Y % Change
	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,370	$1,885	$1,585	$1,927	$2,562	8%
Media — Y/Y growth, excluding F/X	13%	18%	19%	21%	8%	N/A
Media — TTM	$6,881	$7,170	$7,430	$7,767	$7,959	16%
Electronics and other general merchandise	$4,558	$3,303	$3,496	$3,635	$6,881	51%
Electronics and other general merchandise — Y/Y growth, excluding F/X	71%	63%	67%	56%	51%	N/A
Electronics and other general merchandise — TTM	$10,998	$12,277	$13,683	$14,992	$17,315	57%
Electronics and other general merchandise — TTM % of North America net sales	59%	60%	62%	62%	65%	N/A
Other	$283	$277	$325	$370	$459	62%
Other — TTM	$828	$945	$1,095	$1,255	$1,431	73%

Supplemental International Segment Net Sales:
Media	$2,865	$2,073	$2,075	$2,226	$3,447	20%
Media — Y/Y growth, excluding F/X	13%	9%	20%	17%	18%	N/A
Media — TTM	$8,007	$8,247	$8,772	$9,238	$9,820	23%
Electronics and other general merchandise	$2,834	$2,285	$2,398	$2,681	$4,032	42%
Electronics and other general merchandise — Y/Y growth, excluding F/X	50%	49%	53%	51%	41%	N/A
Electronics and other general merchandise — TTM	$7,365	$8,162	$9,162	$10,199	$11,397	55%
Electronics and other general merchandise — TTM % of International net sales	48%	49%	51%	52%	53%	N/A
Other	$38	$34	$34	$37	$50	32%
Other — TTM	$125	$130	$136	$143	$155	24%

Supplemental Worldwide Net Sales:
Media	$5,235	$3,958	$3,660	$4,153	$6,009	15%
Media — Y/Y growth, excluding F/X	13%	13%	20%	19%	14%	N/A
Media — TTM	$14,888	$15,417	$16,202	$17,005	$17,779	19%
Electronics and other general merchandise	$7,392	$5,588	$5,894	$6,316	$10,913	48%
Electronics and other general merchandise — Y/Y growth, excluding F/X	62%	57%	62%	54%	47%	N/A
Electronics and other general merchandise — TTM	$18,363	$20,439	$22,845	$25,191	$28,712	56%
Electronics and other general merchandise — TTM % of WW net sales	54%	55%	57%	58%	60%	N/A
Other	$321	$311	$359	$407	$509	58%
Other — TTM	$953	$1,075	$1,231	$1,398	$1,586	66%

Balance Sheet
Cash and marketable securities	$8,762	$6,881	$6,355	$6,326	$9,576	9%
Inventory, net — ending	$3,202	$2,888	$3,229	$3,770	$4,992	56%
Inventory turnover, average — TTM	11.4	11.6	11.3	10.8	10.3	(10%)
Fixed assets, net	$2,414	$2,902	$3,470	$3,999	$4,417	83%

Accounts payable — ending	$8,051	$5,540	$5,721	$6,552	$11,145	38%
Accounts payable days — ending	72	66	69	72	74	3%

Other
WW shipping revenue	$437	$330	$331	$360	$531	21%
WW shipping costs	$999	$786	$820	$918	$1,466	47%
WW net shipping costs	$562	$456	$489	$558	$935	66%
WW net shipping costs — % of WW net sales	4.3%	4.6%	4.9%	5.1%	5.4%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	33,700	37,900	43,200	51,300	56,200	67%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.diapers.com, www.endless.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
John Felton, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir